Exhibit 99.1

United Fire Group, Inc. to Present at the 18th Annual NYSSA Insurance Industry Conference
CEDAR RAPIDS, Iowa, March 10, 2014 - United Fire Group, Inc. (NASDAQ OMX/GS: UFCS) today announced that Dianne Lyons, Vice President and Chief Financial Officer, will be presenting at the 18th Annual NYSSA Insurance Industry Conference on Tuesday, March 18, 2013 at 9:10 a.m. Eastern Daylight Time at the offices of the NYSSA, 1540 Broadway, New York, NY. Ms. Lyons will be discussing United Fire Group's financial results and business strategies. A live webcast will not be available for this presentation, but interested parties may access the presentation slides on United Fire Group's website at http://ir.unitedfiregroup.com/events.cfm on the day of the presentation.

About United Fire Group, Inc.
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance, reinsurance, and life insurance as well as selling annuities.
Through its subsidiaries, United Fire Group is licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and is represented by approximately 1,200 independent agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
United Fire Group's subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,000 independent life agencies, and rated "A-" (Excellent) by A.M. Best Company.

Contact:
Anita Novak MBA, CPCU, ARM
Director of Investor Relations
118 Second Avenue, Cedar Rapids, IA 52401
Phone: 319.399.5251
Email: ALNovak@UnitedFireGroup.com
Website: www.unitedfiregroup.com